                                                                    EXHIBIT 99.2

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                  PFIZER INC.,

                             ENZO ACQUISITION CORP.

                                       and

                           ESPERION THERAPEUTICS, INC.

                          Dated as of December 19, 2003

                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I            DEFINITIONS.............................................................................       2

         SECTION 1.01          Definitions...................................................................       2

ARTICLE II           THE OFFER...............................................................................       8

         SECTION 2.01          The Offer.....................................................................       8
         SECTION 2.02          Company Action................................................................       9
         SECTION 2.03          Directors.....................................................................      11

ARTICLE III          THE MERGER..............................................................................      12

         SECTION 3.01          The Merger....................................................................      12
         SECTION 3.02          Effective Time; Closing.......................................................      12
         SECTION 3.03          Effect of the Merger..........................................................      12
         SECTION 3.04          Certificate of Incorporation; Bylaws..........................................      13
         SECTION 3.05          Directors and Officers........................................................      13
         SECTION 3.06          Conversion of Securities......................................................      13
         SECTION 3.07          Stock Options and Employee Stock Purchase Plan................................      14
         SECTION 3.08          Surrender of Certificates and Payment.........................................      16
         SECTION 3.09          Dissenting Shares.............................................................      17
         SECTION 3.10          Stock Transfer Books..........................................................      18
         SECTION 3.11          Adjustments...................................................................      18
         SECTION 3.12          Withholding Rights............................................................      18
         SECTION 3.13          Lost Certificates.............................................................      18
         SECTION 3.14          Associated Rights.............................................................      19

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................      19

         SECTION 4.01          Organization and Qualification; Subsidiaries..................................      19
         SECTION 4.02          Certificate of Incorporation and Bylaws.......................................      19
         SECTION 4.03          Capitalization................................................................      19
         SECTION 4.04          Authority Relative to This Agreement..........................................      20
         SECTION 4.05          No Conflict; Required Filings and Consents....................................      21
         SECTION 4.06          SEC Filings; Financial Statements.............................................      21
         SECTION 4.07          Absence of Certain Changes or Events..........................................      22
         SECTION 4.08          Absence of Litigation.........................................................      22
         SECTION 4.09          Employee Benefit Plans........................................................      23
         SECTION 4.10          Labor and Employment Matters..................................................      24
         SECTION 4.11          Property and Leases...........................................................      25
         SECTION 4.12          Intellectual Property.........................................................      25

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                 PAGE
         SECTION 4.13          Taxes.........................................................................      28
         SECTION 4.14          Environmental Matters.........................................................      30
         SECTION 4.15          Material Contracts............................................................      31
         SECTION 4.16          Compliance with Laws..........................................................      33
         SECTION 4.17          Disclosure Controls and Procedures............................................      33
         SECTION 4.18          Insurance.....................................................................      33
         SECTION 4.19          Brokers.......................................................................      34
         SECTION 4.20          Takeover Laws.................................................................      34
         SECTION 4.21          Amendment to Rights Agreement.................................................      34
         SECTION 4.22          Affiliate Transactions........................................................      34
         SECTION 4.23          Board Approvals...............................................................      34
         SECTION 4.24          Vote Required.................................................................      34
         SECTION 4.25          Opinion of Financial Advisor..................................................      35
         SECTION 4.26          Information in the Offer Documents and the Schedule 14D-9.....................      35
         SECTION 4.27          Regulatory Compliance.........................................................      35

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................................      36

         SECTION 5.01          Corporate Organization........................................................      36
         SECTION 5.02          Authority Relative to this Agreement..........................................      36
         SECTION 5.03          No Conflict; Required Filings and Consents....................................      37
         SECTION 5.04          Brokers.......................................................................      37
         SECTION 5.05          Information in the Offer Documents and the Schedule 14D-9.....................      37

ARTICLE VI           CONDUCT OF BUSINESS PENDING THE MERGER..................................................      38

         SECTION 6.01          Conduct of Business by the Company Pending the Merger.........................      38
         SECTION 6.02          Conduct of Business by Parent Pending the Merger..............................      40

ARTICLE VII          ADDITIONAL AGREEMENTS...................................................................      40

         SECTION 7.01          Proxy Statement...............................................................      40
         SECTION 7.02          Stockholder Meeting...........................................................      41
         SECTION 7.03          Appropriate Action; Consents; Filings.........................................      41
         SECTION 7.04          Access to Information; Confidentiality; Return/Destruction of
                                 Company Confidential Information ...........................................      43

         SECTION 7.05          No Solicitation of Transactions...............................................      44
         SECTION 7.06          Directors' and Officers' Indemnification and Insurance........................      46
         SECTION 7.07          Notification of Certain Matters...............................................      47
         SECTION 7.08          Public Announcements..........................................................      47
         SECTION 7.09          Comparability of Employee Benefits............................................      48
         SECTION 7.10          Section 16 Matters............................................................      48

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                 PAGE
ARTICLE VIII         CONDITIONS TO THE MERGER................................................................      49

         SECTION 8.01          Conditions to the Merger......................................................      49

ARTICLE IX           TERMINATION, AMENDMENT AND WAIVER.......................................................      49

         SECTION 9.01          Termination...................................................................      49
         SECTION 9.02          Effect of Termination.........................................................      51
         SECTION 9.03          Fees and Expenses.............................................................      51
         SECTION 9.04          Amendment.....................................................................      52
         SECTION 9.05          Waiver........................................................................      52

ARTICLE X            GENERAL PROVISIONS......................................................................      52

         SECTION 10.01         Nonsurvival of Representations and Warranties.................................      52
         SECTION 10.02         Notices.......................................................................      52
         SECTION 10.03         Severability..................................................................      53
         SECTION 10.04         Entire Agreement; Assignment..................................................      53
         SECTION 10.05         Parties in Interest...........................................................      53
         SECTION 10.06         Specific Performance..........................................................      54
         SECTION 10.07         Governing Law.................................................................      54
         SECTION 10.08         Waiver of Jury Trial..........................................................      54
         SECTION 10.09         Interpretation................................................................      54
         SECTION 10.10         Negotiated Agreement..........................................................      54
         SECTION 10.11         Counterparts..................................................................      55

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER, dated as of December 19, 2003 (this "Agreement"), by and among PFIZER INC., a Delaware corporation ("Parent"), ENZO ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ESPERION THERAPEUTICS, INC., a Delaware corporation (the "Company").

                                   Background

                  It is proposed that Merger Sub will make a tender offer (as such offer may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of the Company's common stock, par value $0.001 per share (the "Company Common Stock"), for $35 per share of Company Common Stock (such amount, or any other amount per share offered pursuant to the Offer in accordance with the terms of this Agreement, being hereinafter referred to as the "Per Share Amount"), net to each seller in cash, in accordance with the terms and subject to the conditions provided herein.

                  The respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement, the Offer and the merger (the "Merger") of Merger Sub with and into the Company (after such time, the "Surviving Corporation") following the consummation of the Offer, upon the terms and subject to the conditions hereof, whereby pursuant to the Offer each issued and outstanding share of Company Common Stock properly tendered and not withdrawn (together with any associated preferred stock or other rights (the "Rights") issued pursuant to the Rights Agreement (as hereinafter defined)) will be purchased by Merger Sub at a price per share equal to the Per Share Amount, net to each seller in cash, and subsequent to the Offer, each issued and outstanding share of Company Common Stock not owned, directly or indirectly, by the Company, Parent or any of their respective Subsidiaries (as defined in Section 1.01(a)), excluding shares of Company Common Stock held by persons who object to the Merger and comply with all the provisions of the DGCL (as hereinafter defined) concerning the right of holders of shares of Company Common Stock to require appraisal of their shares of Company Common Stock (each such person, a "Dissenting Stockholder"), will be converted into the right to receive the Per Share Amount pursuant to the Merger.

                  As a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into an amendment to the Collaboration and License Agreement dated June 24, 1998 (the "License Agreement Amendment"), between the Company and Pharmacia AB (formerly known as Pharmacia & Upjohn AB), a wholly owned subsidiary of Parent.

                  Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                              Terms and Conditions

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01     Definitions. (a) For purposes of this Agreement:

                  "Acquisition Proposal" means (i) any bona fide written proposal or offer from any person relating to any direct or indirect acquisition of (1) all or substantially all of the consolidated assets of the Company and its Subsidiaries or (2) over 20% of the equity securities of the Company, (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any person beneficially owning 20% or more of the equity securities of the Company or (iii) any merger, consolidation, business combination, sale of all or substantially all of the consolidated assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the Offer and the Merger. An Acquisition Proposal includes a Superior Proposal.

                  "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

                  "beneficial owner", with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly,
(A) the right to acquire (whether such right is exercisable immediately or subject to the passage of time or other conditions), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

                  "Board" means the board of directors of the Company.

                  "business day" shall have the meaning set forth in Rule 14d-1(g)(3) promulgated under the Exchange Act.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Company Disclosure Schedule" means the Disclosure Schedule referred to herein and delivered by the Company to Parent and Merger Sub on the date hereof.

                  "Company Registered Intellectual Property" shall mean Intellectual Property owned or Controlled by the Company and consisting of (i) patents, patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks and
(iii) registered copyrights and applications for copyright registration.

                  "Confidentiality Regulations" shall mean Treasury Regulation
Section 1.6011-4(b)(3) or any successor provision of the Treasury Regulations promulgated under Section 6011 of the Code.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Control" or "Controlled" means, when used with respect to any intellectual property right or other intangible property, and only in such case, the possession or right of use (whether by license or ownership, or by control over a subsidiary having possession or right of use by license or ownership) by a person of the ability to grant to the other person access, right of use and/or a license or sublicense as provided herein without violating the terms of any written contract with any third party.

                  "DGCL" means the General Corporation Law of the State of Delaware, as amended from time to time.

                  "Environmental Laws" means any United States federal, state, local or non-United States Laws relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances or (iii) pollution or protection of the environment, health or natural resources.

                  "Environmental Permit" means a permit, license, certificate, consent, approval or authorization issued by a Governmental Authority pursuant to an Environmental Law.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary and which, together with the Company or any Subsidiary, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Governmental Authority" means any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal), (iv) multinational organization or body or (v) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

                  "Hazardous Substances" means (i) those substances defined in or regulated as hazardous or toxic substances, materials or wastes under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof,
(iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, asbestos and radon, (v) any other contaminant and (vi) any substance, material or waste regulated as a hazardous or toxic substance, material or waste by any Governmental Authority pursuant to any Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith (in each case in any domestic or foreign jurisdiction): (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions, discoveries and ideas (whether patentable or not); (iii) trade secrets, proprietary information, know how, confidential information, technology and technical data, and all documentation relating to any of the foregoing and rights to limit the use of disclosure thereof by any person; (iv) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; (v) writings and other works, whether copyrightable or not; (vi) all trade names, trademarks, service marks brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (vii) all databases and data collections and all rights therein; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; and (ix) all Web addresses, sites and domain names.

                  "IRS" means the United States Internal Revenue Service.

                  "knowledge of the Company" means the actual knowledge of each of the individuals set forth in Section 1.01 of the Company Disclosure Schedule and such knowledge as would reasonably be expected to be known by such persons in the ordinary and usual course of the performance of their professional responsibilities.

                  "Material Adverse Effect" means any event, circumstance, change or effect that is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include (i) any events, circumstances, changes and effects that are generally applicable to (A) the biopharmaceutical industry or (B) the United States economy, including any acts of terrorism or any outbreak of hostilities or war or (ii) any change, effect or circumstance resulting from the transactions contemplated by this Agreement or the announcement hereof.

                  "Parent Common Stock" means the common stock of Parent, par value $0.05 per share.

                  "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "Proxy Statement" means a proxy or information statement relating to any meeting of the Company's stockholders that may be required to be held in connection with the Merger.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Specified Products" shall mean the following Products:
ETC-216, ETC-588, ETC-642 and ETC-1001.

                  "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any person of which an aggregate of more than 50% of the total voting power of shares of capital stock or equivalent interests in ordinary elections of directors, managers or other controlling persons is controlled by such person, directly or indirectly, through one or more intermediaries.

                  "Tax" or "Taxes" means (i) all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state or local government or any agency or political subdivision of any such government, which taxes shall include all income or profits taxes (including federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

                  "Tax Group" means any combined, consolidated or affiliated group of which the Company or any Subsidiary of the Company is, or has been, a member.

                  "Tax Returns" means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                  "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

                  "2003 Balance Sheet" means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2003 as set forth in the Company's Form 10-Q for the period ended September 30, 2003.

                  (b) The following terms have the meaning set forth in the Sections set forth below:

                Defined Term                       Location of Definition
                ------------                       ----------------------
Action                                                    4.08
Agreement                                                 Preamble
Applicable Confidentiality                                7.04(d)
Agreements
Assumed Employees                                         7.09(a)
Cashout Option                                            3.07(c)(i)
Cause                                                     3.07(i)(i)
Certificate of Merger                                     3.02
Certificates                                              3.08(a)
Closing                                                   3.02
Closing Date                                              3.02
Company                                                   Preamble
Company Common Stock                                      Background
Company Option                                            3.07(a)
Company Preferred Stock                                   4.03(a)
Company Required Approvals                                4.05(b)
Company Securities                                        4.03(b)
Company Stock Plans                                       3.07(a)
Confidential Information                                  7.04(c)
Confidentiality Agreement                                 7.04(b)
Continuing Directors                                      2.03(a)
Disability                                                3.07(i)(iii)
Dissenting Stockholder                                    Background
Effective Time                                            3.02
ERISA                                                     4.09(a)
ESPP                                                      3.07(j)
Exchange Agent                                            3.08(a)
FDA                                                       4.16

                Defined Term                       Location of Definition
                ------------                       ----------------------
FDCA                                                      4.27(a)
GAAP                                                      4.06(b)
Good Reason                                               3.07(i)(ii)
Indemnified Parties                                       7.06(b)
Initial Expiration Date                                   2.01(a)
Intellectual Property Rights                              4.12(a)
IP Liens                                                  4.12(a)
Law                                                       4.05(a)
License Agreement Amendment                               Background
Material Contracts                                        4.15(a)
Merger                                                    Background
Merger Consideration                                      3.06(a)
Merger Sub                                                Preamble
Minimum Condition                                         2.01(a)
Multiemployer Plan                                        4.09(b)
Multiple Employer Plan                                    4.09(b)
Offer                                                     Background
Offer Documents                                           2.01(b)
Parent                                                    Preamble
Payment Fund                                              3.08(a)
Per Share Amount                                          Background
Plans                                                     4.09(a)
Product                                                   4.27(a)
Restraints                                                8.01(b)
Retention Option                                          3.07(c)(ii)
Rights                                                    4.03(b)
Rights Agreement                                          4.03(b)
Schedule 14D-9                                            2.02(b)
Schedule TO                                               2.01(b)
Scheduled Holder                                          3.07(d)
SEC Reports                                               4.06(a)
Stockholder Meeting                                       7.02
Superior Proposal                                         7.05(a)
Surviving Corporation                                     Background
Terminating Company Breach                                9.01(g)
Terminating Parent Breach                                 9.01(f)
Termination Fee                                           9.03(a)
Third Party Confidentiality Agreement                     4.15(b)
Unvested Company Option                                   3.07(c)
Vested Company Option                                     3.07(b)
Vested Payment                                            3.07(c)(ii)
Vesting Date                                              3.07(c)(ii)

                                   ARTICLE II

                                    THE OFFER

         SECTION 2.01 The Offer.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Article IX, and provided further that none of the events set forth in Annex I hereto shall have occurred and be continuing, unless otherwise agreed by Parent and the Company, as soon as practicable after the public announcement of the execution of this Agreement, but in any event within ten business days after the date hereof, Parent shall cause Merger Sub to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer. The consummation of the Offer shall be subject only to (x) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration of the Offer, and not withdrawn, at least a number of shares of Company Common Stock that, together with the shares of the Company Common Stock then beneficially owned by Parent, represents a majority of the shares of Company Common Stock outstanding on a fully-diluted basis (the "Minimum Condition") and (y) the other conditions set forth in Annex I hereto. Merger Sub expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that Merger Sub may not, without the prior written consent of the Company, (i) waive the satisfaction of the Minimum Condition or (ii) accept for payment any shares of Company Common Stock tendered pursuant to the Offer if the Minimum Condition has not been met, and provided further that no change may be made without the prior written consent of the Company that changes the form of consideration payable in the Offer, decreases the consideration payable in the Offer, reduces the maximum number of shares of Company Common Stock to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I or makes any other change which is adverse to the holders of Company Common Stock. Subject to the terms and conditions thereof, the Offer shall remain open until at least midnight, New York City time, on the date that is 20 business days after the date the Offer is commenced (the "Initial Expiration Date"). Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (i) if, at any scheduled expiration of the Offer any of the conditions to Merger Sub's obligation to accept shares for payment shall not be satisfied or waived, extend the Offer beyond the Initial Expiration Date for a time period reasonably necessary to permit such condition(s) to be satisfied, (ii) extend the Offer for any period required by any rule, regulation or interpretation of the SEC, or the staff thereof, applicable to the Offer or (iii) extend (or re-extend) the Offer for an aggregate period of three to 20 business days beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, as of such date, all of the conditions to Merger Sub's obligations to accept shares for payment are satisfied or waived, but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer equals less than 90% of the outstanding shares of Company Common Stock. Merger Sub may, without the consent of the Company, extend the Offer in accordance with Rule 14d-11 under the Exchange Act. In addition, the Per Share Amount may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

                  (b) On the date of commencement of the Offer, Parent shall, and Parent shall cause Merger Sub to, file with the SEC a Tender Offer Statement on Schedule TO ("Schedule

TO", and such Schedule TO and any documents included therein pursuant to which the Offer will be made, together with any amendments or supplements thereto, the "Offer Documents"). The Offer Documents shall comply in all material respects with the requirements of applicable United States federal securities Laws and, on the date first filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in complying with the foregoing commitments, Parent or Merger Sub may rely on the accuracy of any information supplied by the Company or any of its stockholders for inclusion or incorporation by reference in the Offer Documents. Each of Parent, Merger Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the Offer Documents to include any information that shall become necessary to include in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent shall, and Parent shall cause Merger Sub to, take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Parent shall, and Parent shall cause Merger Sub to, provide the Company and its counsel with any comments Parent and Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Merger Sub to such comments.

                  (c) Merger Sub shall not terminate, nor shall Parent permit Merger Sub to terminate, the Offer between scheduled expiration dates (except in the event that this Agreement is terminated pursuant to Section 9.01) and that, in the event that Merger Sub would otherwise be entitled to terminate the Offer at any scheduled expiration date thereof due to the failure of one or more of the conditions set forth in Annex I, unless this Agreement shall have been terminated pursuant to Section 9.01, Merger Sub, and Parent shall cause Merger Sub to, extend the Offer until such date as the conditions set forth in Annex I have been satisfied or such later date as required by applicable Law; provided that nothing herein shall require Merger Sub to extend the Offer beyond the termination date listed in Section 9.01(b).

                  (d) Subject to the foregoing and upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Parent shall provide, or cause to be provided, to Merger Sub on a timely basis the funds necessary to purchase any and all shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

         SECTION 2.02                Company Action.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the DGCL, including Section 203 thereof, and (iii) resolved to recommend acceptance of the Offer, and, if necessary, adoption of this Agreement, by the Company's stockholders. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board.

                  (b) On the day that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of shares of Company Common Stock, in each case in a manner that complies with applicable federal securities Laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to
Section 7.05, shall reflect the recommendations of the Board referred to in
Section 2.02(a) above. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 sufficiently in advance of its filing with the SEC and disseminated to holders of shares of Company Common Stock. The Company shall provide Parent and its counsel with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel with an opportunity to participate in the response of the Company to such comments. The Schedule 14D-9 shall comply in all material respects with the requirements of applicable United States federal securities Laws and, on the date first filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in complying with the foregoing commitments, Parent or Merger Sub may rely on the accuracy of any information supplied by Parent or Merger Sub for inclusion in the Schedule 14D-9. Each of the Company and Parent shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and to supplement the Schedule 14D-9 to include any information that shall become necessary to include in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws.

                  (c) The Company shall promptly furnish Parent with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock as Parent may reasonably request. The Company shall promptly furnish Parent with such additional information, including updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of shares of Company Common

Stock as Parent may reasonably request. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent, Merger Sub and each of their affiliates, agents and advisors shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the transactions contemplated in this Agreement, and, if this Agreement shall be terminated in accordance with Section 9.01, shall deliver to the Company, and shall use their reasonable efforts to cause their affiliates, agents and advisors to deliver, all copies and any extracts or summaries from such information then in their possession.

         SECTION 2.03              Directors.

                  (a) Effective upon the acceptance for payment pursuant to the Offer of a number of shares of Company Common Stock that satisfies the Minimum Condition, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Board that equals the product of (i) the total number of directors on the Board (giving effect to the election of any additional directors pursuant to this Section 2.03) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares of Company Common Stock accepted for payment) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Board, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board and (ii) each board of directors of each Subsidiary of the Company identified by Parent (and each committee thereof) that represents the same percentage as such individuals represent on the Board, in each case only to the extent permitted by applicable Law including the rules of The Nasdaq National Market or any other exchange on which the Company Common Stock is listed. Notwithstanding the provisions of this
Section 2.03, the parties hereto shall use their respective best efforts to ensure that at least two of the members of the Board, who are not officers, employees or affiliates of the Company, Parent or Merger Sub or any of their respective Subsidiaries or affiliates, shall, at all times prior to the Effective Time, be individuals who were independent directors of the Company (for purposes of the continued listing requirements of The Nasdaq National Market) on the date hereof (the "Continuing Directors"); provided that if there shall be in office fewer than two Continuing Directors for any reason, the Board shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be directors, officers, employees or affiliates of the Company, Parent or Merger Sub or any of their respective Subsidiaries or affiliates and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement. The Board shall not delegate any matter covered by this Section 2.03 to any committee of the Board, unless such committee consists only of the Continuing Directors.

                  (b) The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section 2.03, so long as Parent shall have provided to the Company on a timely basis in writing and be solely responsible for any information with respect to itself, Merger Sub and their respective nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                  (c) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, only the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company and any other action of the Company hereunder which adversely affects the holders of shares of Company Common Stock (other than Parent or Merger Sub) in any respect.

                                  ARTICLE III

                                   THE MERGER

         SECTION 3.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

         SECTION 3.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing being the "Effective Time"). The closing of the Merger (the "Closing") shall be held no later than the five business day after satisfaction or waiver of all conditions set forth in Article VIII that are capable of being satisfied prior to the Closing, at the offices of Cadwalader, Wickersham and Taft LLP, 100 Maiden Lane, New York, NY 10038, at 10:00 a.m., local time, or such other time and place as the parties shall agree (the "Closing Date").

         SECTION 3.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 3.04               Certificate of Incorporation; Bylaws.

                  (a) At the Effective Time, the certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended so as to contain the provisions, and only the provisions, contained immediately prior thereto in the certificate of incorporation of Merger Sub except for Article I thereof which shall continue to read as follows: "The name of the corporation is Esperion Therapeutics, Inc."

                  (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended or changed as provided by therein or by the DGCL.

         SECTION 3.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         SECTION 3.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) except as provided by Section 3.06(b) or 3.09, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted automatically into the right to receive the Per Share Amount (as such amount may be adjusted pursuant to Section 3.11), without interest (the "Merger Consideration"); all such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Amount, without interest, following the surrender of such certificate in accordance with Section 3.08;

                  (b) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto; and

                  (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 3.07               Stock Options and Employee Stock Purchase
Plan.

                  (a) The Company shall promptly (but in no event later than twenty (20) business days following the date of this Agreement) take such actions as may be necessary such that, upon the Effective Time, each option outstanding pursuant to the Esperion Therapeutics, Inc. 1998 Stock Option Plan, as amended and the Esperion Therapeutics, Inc. 2000 Equity Plan, as amended (together, the "Company Stock Plans" and each option granted thereunder a "Company Option") is treated in accordance with the provisions of this Section 3.07.

                  (b) At the Effective Time, each vested Company Option outstanding and unexercised immediately prior to the Effective Time pursuant to the Company Stock Plans (a "Vested Company Option") shall be surrendered and cancelled and only entitle the holder thereof, in respect of cancellation thereof, to receive an amount in cash from the Surviving Corporation equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Vested Company Option and (ii) the excess, if any, of the Per Share Amount over the per share exercise price of such Vested Company Option.

                  (c) At the Effective Time, each unvested Company Option outstanding and unexercised immediately prior to the Effective Time pursuant to the Company Stock Plans (an "Unvested Company Option") shall be surrendered and cancelled. Except as provided in Section 3.07(h), in consideration of such cancellation of an Unvested Company Option, the holder thereof shall be entitled to receive from the Surviving Corporation the following:

                           (i)      An amount in cash, immediately after the
Effective Time, equal to the product of (A) 50% of the total number of shares of Company Common Stock previously subject to such Unvested Company Option on a per grant basis (such portion of an Unvested Company Option hereinafter referred to as "Cashout Option") and (B) the excess, if any, of the Per Share Amount over the per share exercise price of such Cashout Option, and

                           (ii)     Except as provided in Section 3.07(d), with
respect to the portion of each Unvested Company Option that is not a Cashout Option (each, a "Retention Option"), on each date following the Effective Time on which the Retention Option would have become vested but for the application of the terms of this Section 3.07(c) (each such date, a "Vesting Date"), an amount in cash equal to the product of (A) the total number of shares of Company Common Stock previously subject to such Retention Option that would have vested on such Vesting Date, and (B) the excess, if any, of the Per Share Amount over the per share exercise price of such Retention Option (the "Vested Payment"), which payment shall be made within ten (10) business days following the related Vesting Date, provided that the holder continues to be an employee of the Surviving Corporation, Parent or any of their affiliates on such Vesting Date. Interest will be credited quarterly on each Vested Payment under this Section 3.07(c) at the 10-year U.S. Treasury bond rate from the Effective Time through the Vesting Date related to such payment.

                  (d)      With respect to the individuals listed on Schedule
1.01 of this Agreement (each a "Scheduled Holder"), no payments shall be made in respect of Retention Options held by the Scheduled Holders until the third anniversary of the Effective Time, at which time a Scheduled Holder shall receive an amount in cash with respect to each Retention Option held by such holder equal to (i) the total number of shares of Company Common Stock previously subject to such Retention Option and (B) the excess, if any, of the Per Share Amount over the per share exercise price of such Retention Option, provided that the Scheduled Holder continues to be an employee of the Surviving Corporation, Parent or any of their affiliates on such third anniversary. Interest will be credited quarterly on each payment under this Section 3.07(d) at the 10-year U.S. Treasury bond rate from the Effective Time through the third anniversary of the Effective Time.

                  (e) In the event of termination of a holder's (including a Scheduled Holder's) employment with the Surviving Corporation, Parent or any of their affiliates (i) by the Surviving Corporation, Parent or any of their affiliates without Cause, (ii) by the holder with Good Reason, or (iii) due to the holder's death or Disability, with respect to each Retention Option of the holder, the Surviving Corporation shall pay to the Holder an amount in cash equal to the product of (A) the total number of shares of Company Common Stock previously subject to such Retention Option and (B) the excess, if any, of the Per Share Amount over the per share exercise price of such Retention Option, reduced by the amount of any Vested Payments previously made to the holder pursuant to Section 3.07(c) in respect of such Retention Option. Interest will be credited quarterly on the amount provided for in this Section 3.07(e) at the 10-year U.S. Treasury bond rate from the Effective Time through the holder's date of termination.

                  (f) The holder of a Retention Option will forfeit his right to the payments and interest set forth in Section 3.07(c), Section 3.07(d) and Section 3.07(e) above if, prior to the Vesting Date (or the third anniversary of the Effective Time, in the case of a Scheduled Holder), the holder's employment with the Surviving Corporation, Parent or any of their affiliates is terminated (i) by the Surviving Corporation, Parent or any of their affiliates for Cause or (ii) by the holder without Good Reason.

                  (g) If an option holder's employment with the Company is terminated by the Company other than for Cause or by the holder without Good Reason, on or after the date of the consummation of the Offer and before the Effective Time, the holder's Company Options (vested and unvested) shall not terminate in connection with such termination of employment and shall be treated as outstanding immediately before the Effective Time for purposes of this
Section 3.07.

                  (h) At the consummation of the Offer, all Company Options held by persons who are non-employee members of the Board shall become fully vested, and at the Effective Time, each such Company Option outstanding and unexercised immediately prior to the Effective Time shall be surrendered and cancelled and entitle the holder thereof, in respect of cancellation thereof, to receive an amount in cash from the Surviving Corporation equal to the product of
(i) the total number of shares of Company Common Stock previously subject to such Company Option and (ii) the excess, if any, between the Per Share Amount over the per share exercise price of such Company Option.

                  (i) For purposes of this Section 3.07, the following terms shall have the meaning set forth below:

                           (i)      "Cause" shall mean an employee's (a)
misappropriation of funds, (b) conviction of a crime involving moral turpitude,
(c) gross negligence or willful malfeasance in the performance of the employee's duties or (d) failure to substantially perform his or her duties following written request for such performance by the Surviving Company or Parent, other than as a result of the employee's mental or physical incapacity.

                           (ii)     "Good Reason" shall mean a termination of
employment initiated by the holder upon one or more of the following occurrences:

                           (A) any significant reduction by the Company, Surviving Corporation, Parent or an affiliate of the duties, job responsibilities or position of the holder, other than a reduction in the duties, job responsibilities or position of the holder that results from the Company (or the Surviving Corporation) no longer being a public company or becoming a subsidiary of Parent;

                           (B)      any reduction in the holder's base salary;
                  or

                           (C) the moving of the principal work location to which the holder is assigned to a location more than 45 miles from its location immediately before the move; provided that such relocation materially increases the holder's commuting distance.

                           (iii)    "Disability" shall mean the holder's
disability under the long-term disability plan of the Company, Surviving Corporation, Parent or an affiliate, as applicable.

                  (j) On or before December 31, 2003, the Company shall take such actions as may be necessary such that no new contributions shall be accepted by, or made to, the Company's Employee Stock Purchase Plan (the "ESPP") after such date, and any cash remaining in participants' accounts after such date will be distributed to participants, and the ESPP shall be terminated effective as of January 1, 2004, which termination shall be subject to the consummation of the Offer.

         SECTION 3.08               Surrender of Certificates and Payment.

                  (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as an agent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for the purpose of exchanging certificates representing the shares of Company Common Stock outstanding as of the Effective Time (the "Certificates") for the Per Share Amount. Parent will, or will cause Merger Sub to, deposit with the Exchange Agent, prior to or upon the Effective Time, cash in an amount sufficient for the payment of the Merger Consideration (the "Payment Fund"). Funds made available to the Exchange Agent shall be invested by the Exchange Agent as directed by Merger Sub, or after the Effective Time, the Surviving Corporation. Any interest and other income resulting from investments shall be paid to Parent upon termination of the Payment Fund in accordance with
Section 3.08(d) below. As soon as reasonably practicable after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the

Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) for use in such exchange.

                  (b) Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 3.08, without interest thereon, and shall not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of the Company or the Surviving Corporation.

                  (c) If any portion of the Per Share Amount is to be paid to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                  (d) Any portion of the Per Share Amount deposited with the Exchange Agent pursuant to Section 3.08(a) (and any interest or other income earned thereon) that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of the Per Share Amount in respect of such shares of Company Common Stock without any interest thereon. Any portion of the Per Share Amount remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to the date that such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Any portion of the Per Share Amount deposited with the Exchange Agent pursuant to Section 3.08(a) to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent, upon demand.

         SECTION 3.09 Dissenting Shares. Notwithstanding Section 3.06(a), shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder shall not be converted into a right to receive the Per Share Amount, but shall be converted into the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. From and after the Effective Time, a

Dissenting Stockholder who has properly exercised such appraisal rights shall not have any rights of a stockholder of the Company or the Surviving Corporation with respect to his shares, except those provided under Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder fails to perfect, withdraws or loses its right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Per Share Amount, without interest. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

         SECTION 3.10 Stock Transfer Books. After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by any Laws. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Amount provided for, and in accordance with, the procedures set forth in this Article.

         SECTION 3.11 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, a change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock, split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or as otherwise contemplated in Section 3.11 of the Company Disclosure Schedule, the Per Share Amount shall be adjusted appropriately.

         SECTION 3.12 Withholding Rights. Parent and Merger Sub shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Per Share Amount payable to the holder of shares of Company Common Stock pursuant to the Offer or the Merger, any withholding and stock transfer Taxes and such other amounts as are required pursuant to the Code or any applicable provision of state, local or foreign tax law. To the extent that any such amounts are so withheld by Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or Merger Sub.

         SECTION 3.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, following the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in respect of such lost, stolen or destroyed Certificate, the Per Share Amount to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article.

         SECTION 3.14 Associated Rights. References in Article II and Article III of this Agreement to Company Common Stock shall include, unless the context requires otherwise, any associated Rights.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to numbered and lettered sections contained in this Article IV, and the disclosures in any paragraph of the Company Disclosure Schedule shall qualify other sections in this Article IV only to the extent it is reasonably and readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections. Neither the Company nor any of its Subsidiaries has made or shall be deemed to have made any representation or warranty to Parent or Merger Sub other than as set forth in this Article IV.

         SECTION 4.01               Organization and Qualification;
Subsidiaries. Each of the Company and each Subsidiary of the Company is a corporation duly incorporated, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation. Each of the Company and each Subsidiary of the Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary of the Company. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect.

         SECTION 4.03               Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of December 16, 2003, (i) 34,103,769 shares of Company Common Stock were issued and outstanding,
(ii) no shares of Company Common Stock were held in the treasury of the Company and (iii) no shares of Company Common Stock were held by any Subsidiaries of the Company. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. Since December 16, 2003, the Company has not issued any shares of Company Common Stock. All outstanding shares of Company Common Stock have been, and all shares of capital stock of the Company that may be issued pursuant to the Company Stock Plans and the ESPP will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. Section 4.03(a) of the Company Disclosure Schedule lists all options to purchase Company Common Stock outstanding as of December 16, 2003, the name of the holder of such options, the date of grant and the exercise price of such options, the number of shares of Company Common Stock as to which such options have vested, the vesting schedule for such options, a summary of any acceleration provisions or milestones, and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any. Since December 16, 2003, the Company has not issued any shares of Company Common Stock (other than with respect to outstanding options) or granted any options, warrants or other rights to purchase Company Common Stock.

                  (b)      Except as set forth in this Section 4.03 and in
Section 4.03 of the Company Disclosure Schedule and for the Rights issued pursuant to the Rights Agreement, dated as of April 18, 2002, as amended on November 26, 2002, July 29, 2003 and December 19, 2003, by and between the Company and StockTrans, Inc., as rights agent (the "Rights Agreement"), there are no authorized, issued or outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or
(iii) options or other rights to acquire from the Company or other obligations of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (items (i), (ii) and (iii) collectively referred to as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

                  (c) Except for the Voting and Transfer Restriction Agreement dated July 29, 2003 by and among the Company, Scott Sacane, Durus Capital Management, LLC and Durus Capital Management (NA), there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of Company Securities.

         SECTION 4.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the License Agreement Amendment, to perform its obligations hereunder and to consummate all of the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the License Agreement Amendment by the Company and the consummation by the Company of all of the transactions contemplated hereby and thereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, in connection with the Merger, adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). Each of this Agreement and the License Agreement Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The restrictions on business combinations contained in Section 203 of the DGCL have been satisfied with respect to the Offer and the Merger.

         SECTION 4.05               No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement and the License Agreement Amendment by the Company do not, and the performance of this Agreement and the License Agreement Amendment by the Company will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any Subsidiary, (ii) subject, in the case of the consummation of the Merger, to obtaining the Company Required Approvals and the approval of the Merger by the stockholders of the Company, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) subject to obtaining the consents listed in Section
4.05 of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary of the Company pursuant to, Material Contract, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to prevent or materially delay consummation of the Offer or the Merger and would not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution and delivery of each of this Agreement and the License Agreement Amendment by the Company do not, and the performance of each of this Agreement and the License Agreement Amendment by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the rules or regulations of The Nasdaq Stock Market, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL (the "Company Required Approvals") and
(ii) any actions, licenses, consents, permits, orders, approvals, authorization, notifications or filings listed in Section 4.05(b) of the Company Disclosure Schedule.

         SECTION 4.06               SEC Filings; Financial Statements.

                  (a) The Company has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required under the Securities Act or the Exchange Act to be filed by the Company with the SEC since January 1, 2000 (collectively, including all exhibits thereto, the "SEC Reports") and, except for exhibits, the SEC Reports have been filed on a timely basis, provided, however, that exhibits required to be filed pursuant to the Sarbanes-Oxley Act of 2002 have been filed on a timely basis. The SEC Reports (including those that the Company may file subsequent to the date hereof): (i) complied, at the time they were filed, in all material respects with the applicable requirements of the Securities Act or the

Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder, in each case to the extent applicable to such SEC Reports and (ii) did not (or will not), at the time they were filed (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each set of consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports including each SEC Report filed after the date hereof until Closing, (i) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) in accordance with GAAP, (iii) complied in all material respects with the published rules and regulations of the SEC with respect thereto, and
(iv) was prepared from, are in accordance with and accurately reflect in all material respects, the Company's books and records as of the times and for the periods referred to therein.

                  (c) Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto that was prepared in accordance with GAAP, other than (A) liabilities incurred in the ordinary course of business, or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.07 Absence of Certain Changes or Events. Except as set forth in Section 4.07 of the Company Disclosure Schedule, since the date of the latest audited financial statement included in the SEC Reports, (a) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (b) there has not been (i) any Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of the Company's capital stock or repurchase, redemption or other reacquisition of any shares of capital stock or other securities of the Company; (iv) any change in its accounting principles, practices or methods except in accordance with GAAP; (v) any change in any material tax election or any settlement or compromise of any tax liability; or (vi) any agreement or commitment to take any of the actions referred to in clauses (iii) through (v) above.

         SECTION 4.08 Absence of Litigation. Except as disclosed in Section 4.08 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, or any property or asset of the

Company or any Subsidiary of the Company, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Authority or arbitrator outstanding against the Company or any Subsidiary of the Company which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.09               Employee Benefit Plans.

                  (a) Section 4.09(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance, employee loan or other contracts or agreements (including any relating in any way to a sale of the Company or any of its Subsidiaries) to which the Company or any ERISA Affiliate is a party, with respect to which the Company or any ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer, consultant, independent contractor or director of the Company or any ERISA Affiliate (collectively, with the exception of any plans, programs or arrangements not subject to United States Law, the "Plans"). The Company has delivered to Parent true, complete and accurate copies of all Plans, including all amendments thereto. Except as set forth in Section 4.09 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company has any express commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual other than in the ordinary course of business or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law. Except as set forth in Section 4.09(a) of the Company Disclosure Schedule, all Plans by their terms may be amended or terminated at any time and for any reason, with or without notice.

                  (b) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary of the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Except as set forth in Section 4.09(b) of the Company Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary of the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or (iii) obligates the Company, any Subsidiary of the Company or any other person to make any payment or provide any benefit (including the acceleration of any vesting or payment schedule) as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as set forth in Section 4.09 of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer, consultant, independent contractor or director of the Company or any

Subsidiary of the Company, except as required by Section 4980B of the Code. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

                  (c) (i) Each Plan is now and always has been operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code, except for any noncompliance that is not likely to result in liabilities, fines or penalties of the Company or its Subsidiaries that would be material or have a material effect on the status of the Plan or the rights of its participants; (ii) the Company and its Subsidiaries have performed all material obligations required to be performed by them under, and are not in any material respect in default under, or in violation of, and the Company has no knowledge of any material default or violation by any other party to, any Plan;
(iii) no Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such Action; and (iv) no Plan is or has been under audit or investigation by a Governmental Authority, nor is any such audit or investigation pending or threatened.

                  (d)      Each Plan that is intended to be qualified under
Section 401(a) of the Code or Section 401(k) of the Code is so qualified and has either (i) timely received a favorable determination letter from the IRS or (ii) such determination letter request is pending with the IRS, covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has either (i) received a determination letter from the IRS or (ii) such determination letter request is pending with the IRS, that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                  (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that has resulted or could result in any material liability to the Company or any of its Subsidiaries.

                  (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates, and all such contributions are or were fully deductible for federal income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could give rise to any such challenge or disallowance.

         SECTION 4.10               Labor and Employment Matters.

                  (a) Except to the extent set forth in Section 4.10(a) of the Company Disclosure Schedule, (a) the Company and each of its Subsidiaries is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, (b) there is no charge or complaint of discrimination under applicable Law, labor strike, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (c) neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or similar agreement with any labor organization. Each individual that is or was a common law employee of the Company or any

Subsidiary has been treated as such for all purposes, including eligibility for benefits and withholding of employment taxes.

                  (b) Except for annual raises granted in the ordinary course of business and performance bonuses granted in respect of 2003 (the aggregate amount of which will not exceed $1,050,000), and as set forth in
Section 4.10(b) of the Company Disclosure Schedule, within the past 12 months none of the Company or any of its Subsidiaries has (i) entered into any (or amended any existing) agreement or arrangement with any current or former director, officer or employee of the Company or its Subsidiaries providing for severance or termination payments to such director, officer or employee of the Company or any of its Subsidiaries; (ii) increased benefits payable under any existing severance or termination pay policies or employment agreements covering any current or former director, officer or employee of the Company or any of its Subsidiaries; (iii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company or any of its Subsidiaries; or (iv) increased compensation, bonus or other benefits payable to any current or former director or officer of the Company or any of its Subsidiaries.

         SECTION 4.11               Property and Leases.

                  (a) Neither the Company nor its Subsidiaries owns any real property.

                  (b) Section 4.11(b) of the Company Disclosure Schedule lists all leases, ground leases, licenses or other occupancy agreements to which the Company or any of its Subsidiaries is a party or bound with respect to real property and buildings. All such leases, ground leases, licenses or other occupancy agreements are valid, subsisting and enforceable, with such exceptions as are not material and do not interfere with the use made of such property and building by the Company and its Subsidiaries.

                  (c) The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as set forth in Section 4.11(c) of the Company Disclosure Schedule or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

         SECTION 4.12               Intellectual Property.

                  (a) Section 4.12(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all Company Registered Intellectual Property. Such intellectual property rights as listed in
Section 4.12(a) of the Company Disclosure Schedule, together with any other type of rights in Intellectual Property that are owned or Controlled by the Company or any of its Subsidiaries that (x) relate to the Specified Products, or (y) are otherwise material to the research, development, manufacturing or commercialization of the Specified Products, are collectively referred to herein as "Intellectual Property Rights". Except to the extent listed in Section 4.12(a) of the Company Disclosure Schedule, all Intellectual Property Rights are either (i) owned by, or subject to an obligation of assignment to, the Company or a Subsidiary of the Company free and clear of all mortgages, liens, security interests, leases, pledges, encumbrances, equities, claims, charges, options, written restrictions, rights of first refusal, title retention agreements or other exceptions to title which affect the Intellectual Property Rights or restrict the use by the Company or any of its Subsidiaries of the Intellectual Property Rights in any way ("IP Liens"), or (ii) Controlled by the Company or a Subsidiary of the Company free and clear (to the knowledge of the Company) of all IP Liens. To the knowledge of the Company, all Intellectual Property Rights that are US patents or applications subject to a terminal disclaimer against another patent or application, each such patent or application has been and remains commonly owned with the patent or application it is terminally disclaimed against since the terminal disclaimer was filed with the US Patent Office. Except to the extent listed in Section 4.12(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are the sole legal and beneficial owners of all the Company Registered Intellectual Property. There are no actions pending or, to the knowledge of the Company, threatened with regard to the ownership or Control by the Company or any of its Subsidiaries of any Intellectual Property owned or Controlled by the Company which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. Except as provided for in any agreement identified in Section 4.12(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have the legal power to convey to a successor all of their respective ownership or Control in the Intellectual Property.

                  (b) To the knowledge of the Company, the Intellectual Property Rights have not been infringed, and is not being infringed.

                  (c) There are no pending or, to the knowledge of the Company, threatened claims that the Company or any of its Subsidiaries has infringed or is infringing (including with respect to the manufacture, use, sale or importation by the Company or any of its Subsidiaries of any commercial products or to the operations of the Company and its Subsidiaries) any Intellectual Property of any person. To the knowledge of the Company, there are no patent rights of any third party known to be dominating, interfering, or potentially dominating or interfering and that could be asserted by a person to exclude or prevent the Company or any of its Subsidiaries from researching, developing, manufacturing or commercializing the Specified Products.

                  (d) The patent applications listed in Section 4.12(a) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries (and, to the Company's knowledge after due inquiry, such material patent applications that are otherwise Controlled by the Company or any of its Subsidiaries) are pending and have not been abandoned, and have been and continue to be prosecuted. All patents, registered trademarks and applications therefor owned by the Company or any of its Subsidiaries (and, to the Company's knowledge after due inquiry, all such material patents, registered trademarks and applications otherwise Controlled by the Company or any of its Subsidiaries) have been duly registered and/or filed with or issued by each appropriate Governmental Authority in the jurisdiction indicated in Section 4.12(a) of the Company Disclosure Schedule, all necessary affidavits of continuing use (and, to the Company's knowledge after due inquiry, with respect to such material patents, registered trademarks and applications otherwise Controlled by the Company) have been timely filed, and all necessary maintenance fees timely paid to continue all such rights in effect. None of the patents listed in Section 4.12(a) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries (and, to the Company's knowledge after due inquiry, no such material patents that are otherwise Controlled by the Company or any of its Subsidiaries) have expired or been declared invalid, in whole or in part, by any Governmental Authority. There are no ongoing interferences, oppositions, reissues, or reexaminations or other inter partes proceedings which could result in a loss or limitation of a patent right or claim involving any of the patents or patent applications listed in Section 4.12(a) of the Company Disclosure Schedule and owned by the Company or any of its Subsidiaries (and, to the Company's knowledge, with respect to material patents or patent applications, Controlled by the Company or any of its Subsidiaries) that individually or in the aggregate had or would reasonably be expected to have a Material Adverse Effect.

                  To the knowledge of the Company, there are no published patents, patent applications, articles or other prior art references, or any other prior art or material information, that could render invalid in whole or in part any patent listed in Section 4.12(a) of the Company Disclosure Schedule or any claim therein. The Company has met its duty of candor as required under 37 C.F.R. 1.56 and complied with analogous laws outside the U.S. requiring disclosure of references. Each of the patents and patent applications listed in
Section 4.12(a) of the Company Disclosure Schedule that were filed by the Company or any of its Subsidiaries properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending.

                  Each inventor named on the patents and patent applications listed in Section 4.12(a) of the Company Disclosure Schedule (except as otherwise indicated on such schedule) that were filed by the Company or any of its Subsidiaries, alone or together with any joint owners, has executed an agreement agreeing to assign or actually assigning his or her entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company, alone or together with any joint owners as appropriate, except as indicated in Section 4.12(a) of the Company Disclosure Schedule. To the knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company or such Subsidiary or appropriate owners under such agreement with the Company or such Subsidiary or such appropriate owners, as the case may be.

                  (e) Section 4.12(e) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all material agreements or instruments with respect to any options, rights, licenses or interests of any kind relating to Intellectual Property owned or Controlled by the Company that has been granted (x) to the Company or any of its Subsidiaries (other than agreements commonly generated in the ordinary course of business (including software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, clinical trial agreements and evaluation agreements) that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect) or (y) by the Company or any of its Subsidiaries to any other person (other than agreements commonly generated in the ordinary course of business (including software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, clinical trial agreements and evaluation agreements) that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect). To the knowledge of the Company, there are no such options, rights, licenses or interests of any kind relating to

Intellectual Property Rights other than as set forth in the agreements listed in
Section 4.12(e) of the Company Disclosure Schedule. Section 4.12(e) of the Company Disclosure Schedule sets forth, as of the date hereof, all agreements under which the Company or any Subsidiary of the Company is obligated to make payments (in any form, including royalties, milestones and other contingent payments) to third parties for use of any intellectual property rights with respect to the commercialization of any of the Specified Products. The Company is in compliance with the terms of all such agreements and, with respect to sublicenses, to the knowledge of the Company, the Company's licensor is in compliance with all agreements granting such Intellectual Property Rights to licensor, except where individually or in the aggregate it would not have had or would not reasonably be expected to have a Material Adverse Effect.

                  (f) The Company and its Subsidiaries have used commercially reasonable efforts to maintain their confidential information and trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

         SECTION 4.13               Taxes.

                  (a) (i) All Tax Returns required to be filed by or on behalf of the Company, each Subsidiary and each Tax Group have been, and with respect to Tax Returns due between the date of this Agreement and the Closing Date will be, duly filed on a timely basis and such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, (ii) all material Taxes of the Company, each Subsidiary and each Tax Group (whether or not shown to be payable on the Tax Returns) have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the Closing Date will be, paid in full on a timely basis, (iii) the Company, each Subsidiary and each Tax Group has withheld and paid over all Taxes required to have been withheld and paid over, and in all material respects has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and (iv) except as set forth in
Section 4.13(a) of the Company Disclosure Schedule, none of the Company, any Subsidiary or any Tax Group is currently the beneficiary of any extension of time within which to file any Tax Return.

                  (b) The liability for unpaid Taxes of the Company, each Subsidiary and each Tax Group for all periods ending on or before September 30, 2003 does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the 2003 Balance Sheet. There are no contracts, agreements, arrangements, commitments or undertakings relating to any prior audit of the Company, any Subsidiary or any Tax Group, and there are no contracts, agreements, arrangements, commitments or undertakings with the IRS or any other Governmental Authority that have or are reasonably likely to have an adverse impact on the Taxes of the Company, any Subsidiary or any Tax Group that are not reflected in the 2003 Balance Sheet.

                  (c) Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, no Tax Returns of the Company, any Subsidiary or any Tax Group have ever been audited by a Taxing Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally), no material deficiencies exist or have been asserted (either in writing or verbally, formally or informally) with respect to Taxes of the Company, any Subsidiary or any Tax Group and no action or proceeding for assessment or collection of material Taxes, has been asserted or threatened (either in writing or verbally, formally or informally) against the Company, any Subsidiary or any Tax Group or any of its assets or properties. No waiver or extension of any statute of limitations is in effect with respect to material Taxes or Tax Returns of the Company, any Subsidiary or any Tax Group.

                  (d) Except as set forth in Section 4.13(d) of the Company Disclosure Schedule, there are no liens for Taxes with respect to any of the assets or properties of the Company or any Subsidiary, other than statutory liens for Taxes not yet due.

                  (e) The relevant statute of limitations is closed with respect to the Federal, foreign and material state and local Tax Returns of the Company, each Subsidiary and each Tax Group for all years through 1999.

                  (f) None of the Company, any Subsidiary and any Tax Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

                  (g) No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company, any Subsidiary or any Tax Group.

                  (h) The Company has made available to Parent (i) complete and correct copies of all material Tax Returns of the Company, each Subsidiary and each Tax Group relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of the Company or any Subsidiary, or, to the extent related to the income, business, assets, operations, activities or status of the Company or any Subsidiary, submitted by, received by or agreed to by or on behalf of any Tax Group, and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

                  (i) Neither the Company nor any Subsidiary has been a party to any distribution occurring during the last three (3) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

                  (j) Neither the Company nor any Subsidiary is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

                  (k) The Company is not a United States real property holding company within the meaning of Section 897 of the Code.

                  (l) The Company has authorized Parent to access the work papers of the outside auditors of the Company and the Subsidiaries with respect to the components of the accrual for deferred Taxes reflected on the Balance Sheet under the captions "Deferred income taxes" and "Deferred income taxes current portion."

                  (m) Neither the Company nor any of the Subsidiaries has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for Federal Income Tax purposes or (ii) made any similar election under any comparable provision of any state, local or foreign tax law.

         SECTION 4.14               Environmental Matters.

                  (a) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of Hazardous Substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of any Environmental Laws.

                  (b) There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge.

                  (c) The Company, its Subsidiaries and each of the facilities of the Company and its Subsidiaries are, and have been, in compliance with all applicable Environmental Laws and/or Environmental Permits. In respect of the facilities no person is undertaking, nor has the Company or any of its Subsidiaries received written notice that they are or may become subject to, remedial action or enforcement action under, or are not otherwise in compliance with, any applicable Environmental Laws and/or Environmental Permits.

                  (d) All Environmental Permits required under all applicable Environmental Laws in relation to the facilities of the Company and its Subsidiaries have been obtained and are in full force and effect, and the Company has not received any written notice that any such facilities' Environmental Permits will be revoked, suspended or not renewed, except for such failures to obtain, revocations, suspensions or failures to renew as would not reasonably be expected to give rise to material environmental liabilities.

                  (e) No written claims, including third party claims and claims from Governmental Authorities, have been made or threatened against the Company or any of its Subsidiaries that could reasonably be expected to result in environmental liability arising from or as a result of (i) on-site exposures to Hazardous Substances at the facilities; (ii) Releases of Hazardous Substances at or from any facilities; or (iii) off-site treatment, storage or disposal of Hazardous Substances transported from the facilities, except for such claims that would not reasonably be expected to give rise to material environmental liabilities.

                  (f) Copies of all material environmental audits and other assessments, reviews and reports, written claims and environmental test results in the possession or control of the Company relating to the Company or any of the facilities have been provided to Parent and are listed in Section 4.14(e) of the Company Disclosure Schedule.

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

                  (g) In selling stock or assets, the Company has not entered into any indemnification agreements that would reasonably be expected to result in material environmental liabilities.

         SECTION 4.15               Material Contracts.

                  (a) Subsections (i) through (xvii) of Section 4.15 of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Subsidiary of the Company is a party (or by which any property or assets of the Company or any Subsidiary of the Company is bound) (such contracts, agreements and arrangements as are required to be set forth in Section 4.15 of the Company Disclosure Schedule being the "Material Contracts"):

                           (i)      each contract and agreement that (A) is
likely to involve consideration of more than $100,000, in the aggregate, during the calendar year ending December 31, 2003, (B) is likely to involve consideration of more than $100,000, in the aggregate, over the remaining term of such contract, or (C) will extend beyond two years from the date of this Agreement, except, in the case of subclauses (B) and (C), any such contract that can be canceled by the Company or any Subsidiary of the Company without penalty or further payment and without more than 90 days' notice;

                           (ii)     any material license or similar agreement,
including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary of the Company or income or revenues related to any product of the Company or any Subsidiary of the Company to which the Company or any Subsidiary of the Company is a party, that is likely to involve consideration of more than $100,000, in the aggregate, during the calendar year ending December 31, 2003, payable by the Company or any Subsidiary of the Company payable to any third party;

                           (iii)    all contracts and agreements evidencing
indebtedness for borrowed money, sale and leaseback transactions or the deferred purchase price of any property in excess of $100,000, all guarantees of any such indebtedness and any indemnities entered into outside of the ordinary course of the Company's operations;

                           (iv)     all material contracts and agreements with
any Governmental Authority to which the Company or any Subsidiary of the Company is a party;

                           (v)      (A) all contracts and agreements that limit,
or purport to limit, in any material respect the ability of the Company or any Subsidiary of the Company to (1) transact or compete in any line of business, in any therapeutic area or with any person or entity or in any geographic area or during any period of time or (2) acquire or sell any product or asset, or receive or provide any services, from or to any other person, or (B) any contract or agreement requiring the Company to work exclusively with any person in any particular area;

                           (vi)     any partnership, joint venture or similar
agreement or arrangement;

                           (vii)    any agreement relating to an employee
benefit plan described in Section 4.09;

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

                           (viii)   any agreement relating to the prospective
acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                           (ix)     any agreement or arrangement relating to
management, employment, service, consulting severance or change of control;

                           (x)      any agreement or arrangement relating in
whole or in part to the Company's rights to Intellectual Property (including an agreement or arrangement under which the Company or any of its Subsidiaries is licensee or licensor of any such Intellectual Property Rights);

                           (xi)     all research and development agreements, the
terms of which for aggregate commitments to be paid by the Company or any Subsidiary of the Company in excess of $100,000;

                           (xii)    any contract or agreement relating to (A)
the employment (as an employee or consultant) or termination of employment of any person by the Company or any of its Subsidiaries which may not be terminated without penalty or other obligation (other than any severance payments required by law) by the Company or, as the case may be, any Subsidiary of the Company within twelve (12) months from the date hereof or (B) the payment to any person of any bonus award which is contingent on a sale or change of control of the Company or any Subsidiary of the Company or any of their respective assets;

                           (xiii)   any contract or agreement under which any
person (other than the Company or any Subsidiary of the Company) has directly or indirectly guaranteed any indebtedness or obligation;

                           (xiv)    any contract or agreement relating to
capital expenditures or other purchases of material, supplies, equipment or other assets or properties (other than purchase orders for inventory, equipment or supplies in the ordinary course of business) in excess of $250,000 in the aggregate;

                           (xv)     any management service, consulting,
financial advisory or any other similar type contract or agreement and any contract or agreement with any investment or commercial bank;

                           (xvi)    any supply or tolling agreements or
arrangements (including, without limitation, any agreements for the supply of raw materials, intermediates, bulk or finished drug product, research, clinical trial, development, distribution, or sale) that commits the Company (or Parent or Merger Sub) to purchase goods or services; and

                           (xvii)   any contract or agreement involving a
confidentiality, standstill or similar obligation of the Company or any of its Subsidiaries to a third party.

                  (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, each Material Contract (and each contract or agreement involving a confidentiality or standstill obligation of a third party to the Company or any of its Subsidiaries (each, a "Third Party Confidentiality Agreement")) is a legal, valid and binding agreement of the Company, the

Company is not in default under any Material Contract (or any Third Party Confidentiality Agreement) and none of the Material Contracts (or any Third Party Confidentiality Agreement) has been canceled by the other party. To the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract (or any Third Party Confidentiality Agreement). The Company and its Subsidiaries are not in receipt of any claim of default under any such agreement. Neither the execution of this Agreement nor the consummation of the Offer or the Merger shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company's (or, following the Effective Time, Merger Sub's or Parent's) rights under any Material Contract or Third Party Confidentiality Agreement.

         SECTION 4.16               Compliance with Laws. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, to the knowledge of the Company, the Company and its Subsidiaries are not in violation of any applicable Law and have all licenses, certificates, permits, consents, orders, approvals and authorizations from any Governmental Authority, including the United States Food and Drug Administration (the "FDA") and any agency of any Governmental Authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign Law comparable to that administered by the FDA), for its investigational products, that are necessary to the ownership of its property or to the conduct of its business in the manner and to the extent now conducted, except where any such violation or failure to have any such license, certificate, permit, consent, order, approval or authorization would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17               Disclosure Controls and Procedures.

                  (a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the SEC and
(iii) have been designed to provide reasonable assurance of achieving their objectives and are effective at the reasonable assurance level.

                  (b) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         SECTION 4.18               Insurance.

                  The insurance coverage maintained by the Company and its Subsidiaries is, to the knowledge of the Company, customary for the businesses in which they are engaged. Section 4.18 of the Company Disclosure Schedule sets forth a complete and correct list of all such coverages and any material claims that have been filed with respect thereto during the three years prior to the date hereof.

         SECTION 4.19 Brokers. No broker, finder or investment banker (other than Lehman Brothers Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Subsidiary of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Lehman Brothers Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 4.20 Takeover Laws. The Board has taken all necessary action to render Section 203 of the DGCL, and any other potentially applicable anti-takeover or similar statute or regulation or provision of the certificate of incorporation or by-laws, or other organizational or constitutive document or governing instruments of the Company or any of its Subsidiaries, inapplicable to this Agreement, the License Agreement Amendment and the transactions contemplated hereby and thereby.

         SECTION 4.21 Amendment to Rights Agreement. The Board has taken all necessary action to amend the Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement and the License Agreement Amendment. The Company has delivered to Parent a true and correct copy of such amendment to the Rights Agreement.

         SECTION 4.22 Affiliate Transactions. Except as set forth in Section 4.22 of the Company Disclosure Schedule, all existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between the Company or any of the Subsidiaries of the Company, on the one hand, and any of the directors, officers or other affiliates of the Company and the Subsidiaries of the Company or affiliates or associates of such persons, on the other hand that would be required to be disclosed by the Company pursuant to the Exchange Act have been so disclosed in the SEC Reports in accordance with the requirements of the Exchange Act.

         SECTION 4.23 Board Approvals. The Board, at a meeting duly called and held, has unanimously (a) determined that each of this Agreement, the License Agreement Amendment, the Offer and the Merger are fair to and in the best interests of the Company and the holders of the shares of Company Common Stock, (b) recommended that the holders of shares of Company Common Stock accept the Offer and tender their Shares to Merger Sub pursuant to the Offer, and (c) determined that this Agreement is advisable and recommended that, if necessary under applicable law, following the Offer, the stockholders of the Company approve and adopt this Agreement and each of the transactions contemplated hereby, and none of the aforesaid actions by the Board has been amended, rescinded or modified.

         SECTION 4.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

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

         SECTION 4.25 Opinion of Financial Advisor. The Company has received the written opinion of Lehman Brothers Inc. on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair to the stockholders of the Company from a financial point of view, and the Company has provided a copy of the proposed form of such opinion to Parent, and such opinion has not been withdrawn or revoked or otherwise modified in any material respect. The Company has received the consent of Lehman Brothers Inc. to include its final written opinion in the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

         SECTION 4.26               Information in the Offer Documents and the
Schedule 14D-9. The information supplied by the Company expressly for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Merger Sub expressly for inclusion therein.

         SECTION 4.27               Regulatory Compliance.

                  (a) As to each product subject to the Food and Drug Control Administration (the "FDCA") and the FDA regulations promulgated thereunder or similar legal provisions in any foreign jurisdiction that is developed, manufactured, or tested by the Company or any of its Subsidiaries (each such product, a "Product"), each such Product is being developed, manufactured, or tested in compliance with all applicable requirements under the FDCA and similar Laws, including those relating to investigational use, good clinical practices and good manufacturing practices, record keeping, filing of reports and security. Neither the Company nor any of its Subsidiaries has received any notice or other communication from the FDA or any other Governmental Authority alleging any violation of any Law by the Company or any of its Subsidiaries applicable to any Product.

                  (b) Section 4.27(b) of the Company Disclosure Schedule sets forth a complete and accurate listing of all pre-clinical and clinical studies and trials referenced in the Company's IND applications filed with the FDA, as amended from time to time, together with the dates and brief descriptions of such studies, previously or currently undertaken or sponsored with respect to the Specified Products by the Company, or to the knowledge of the Company, its licensors, and their respective affiliates and by any third-party investigator with any contact with the Company and, to the knowledge of the Company, its licensors. True, complete and accurate copies of all data and reports with respect to the studies and trials listed in Section 4.27(b) of the Company Disclosure Schedule have been provided for review to Parent and the Company has otherwise provided for review all material preclinical and material clinical studies and trials and all other material information regarding the efficacy and safety of the Specified Product. The

Company has heretofore provided for review to Parent all material correspondence and contact information between the Company and the FDA and other Governmental Authorities regarding the Specified Products, and, to the extent provided to the Company or its Subsidiaries, between FDA and other Governmental Authorities relating thereto.

                  (c) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10,
1991) or any similar policy. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or any similar Law. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Law.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that the statements contained in this Article V are true and correct. Neither Parent nor any of its Subsidiaries or affiliates has made or shall be deemed to have made any representation or warranty to the Company other than as set forth in this Article V.

         SECTION 5.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of each of Parent and Merger Sub to perform its obligations under this Agreement.

         SECTION 5.02 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer and the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Offer and the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Offer and the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 5.03               No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of either Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to a material agreement, contract or understanding, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to prevent or materially delay consummation of the Offer or the Merger.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the HSR Act or any foreign equivalents, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) any actions, licenses, consents, permits, orders, approvals or filings the absence of which would not prevent or materially delay consummation of the Offer or the Merger.

         SECTION 5.04 Brokers. No broker, finder or investment banker (other than Lazard Freres & Co. LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Offer or the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

         SECTION 5.05               Information in the Offer Documents and the
Schedule 14D-9. The information supplied by Parent or the Merger Sub expressly for inclusion or incorporation by reference in the Offer Documents or the
Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that Parent and the Merger Sub do not make any representation or warranty with respect to statements made in the Offer Documents based on information furnished by the Company expressly for inclusion therein.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.01 Conduct of Business by the Company Pending the Merger. Except as expressly contemplated by this Agreement or in Section
6.01 of the Company Disclosure Schedule, the Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Company's Subsidiaries shall be conducted only in, and the Company and the Company's Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company's Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company's Subsidiaries and to preserve the current relationships of the Company and the Company's Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary of the Company has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement, neither the Company nor any Subsidiary of the Company shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed:

                  (a) issue, sell or contract for the issuance or sale, of any of the capital stock of the Company or any securities convertible into or exchangeable for shares of capital stock of the Company or any securities, warrants, options or rights to purchase any of the foregoing (except pursuant to the exercise of options currently outstanding under the Company Stock Plans and pursuant to the exercise of options to purchase shares of Company Common Stock under the ESPP);

                  (b) amend the terms of any outstanding security, option or warrant;

                  (c) purchase or redeem any shares of capital stock of the Company;

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of the Company's capital stock;

                  (e) amend any of the charter documents, bylaws or other organizational documents of the Company or its Subsidiaries;

                  (f) incur or guarantee any indebtedness or incur any other liabilities outside the ordinary course of business;

                  (g) except as required to comply with applicable Laws, adopt or amend any employee benefit plan, enter into any employment contract, settle any employment dispute, pay or agree to pay any severance, special bonus or special remuneration (except that any such bonus or remuneration payable in respect of 2003 set forth on the Company Disclosure Schedule that ordinarily would have been payable by the Company in 2004 may be paid in 2003), including change of control payments, to any director or employee, or increase the salaries, wage rates or compensation of its directors or, other than in the ordinary course of business consistent with past practice, its employees;

                  (h) enter into any agreement with respect to the Intellectual Property Rights or with respect to the Intellectual Property of any third party, enter into any collaboration, co-marketing or co-promotion agreement regarding any of the Company's compounds or otherwise extend, modify or amend any rights with respect to the foregoing;

                  (i) make or change an election in respect of material Taxes, amend a Tax Return, adopt or change an accounting method in respect of Taxes, enter into a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental Authority;

                  (j) change any of the accounting methods used by the Company or any of its Subsidiaries, unless required by GAAP;

                  (k) fail to maintain insurance coverage at levels consistent with presently existing levels so long as such insurance is available at commercially reasonable rates;

                  (l) incur, create or assume any lien with respect to any asset;

                  (m) acquire or dispose of any material assets outside of the ordinary course of business consistent with past practice;

                  (n) enter into any new Material Contract or amend any material term of, waive any material right under, assign (in whole or in part) or terminate any existing Material Contract;

                  (o) knowingly take any action that would cause any of its representations and warranties set forth in Article IV to be no longer true and correct;

                  (p) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization under applicable law; or

                  (q)      agree to do any of the foregoing.

         SECTION 6.02 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that between the date of this Agreement and the Effective Time, Parent shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed:

                  (a) take any action to cause Parent's representations and warranties set forth in Article V to be untrue in any material respect; or

                  (b) take any action that could reasonably be likely to materially delay the consummation of the Offer or the Merger, provided, however, that in no event shall Parent or any of its Subsidiaries be required to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Parent, the Company or their respective Subsidiaries, whether as a condition to obtaining any approval from a Governmental Authority or any other person or for any other reason.

                                           ARTICLE VII

                                      ADDITIONAL AGREEMENTS

         SECTION 7.01               Proxy Statement.

                  (a) As soon as possible after commencement of the Offer, the Company shall commence preparation of a preliminary Proxy Statement. Following the consummation of the Offer, if approval of this Agreement and the Merger by the stockholders of the Company is required by applicable Law, the Company will, as soon as is possible following the consummation of the Offer, file such preliminary Proxy Statement with the SEC. The Company shall use all reasonable efforts to respond to any comments by the SEC or its staff to such preliminary Proxy Statement and to cause a definitive Proxy Statement to be mailed to the stockholders of the Company. The Company will notify Parent promptly of the receipt of and will respond promptly to any (i) comments from the SEC or its staff and (ii) request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Parent and its counsel shall be given a reasonable opportunity to be involved in the drafting of and review and comment upon the Proxy Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC or dissemination to the Company's stockholders. No amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which will not be unreasonably conditioned, withheld or delayed; provided, however, that amendments or supplements to the Proxy Statement reflecting actions taken by the Board to comply with its fiduciary duties shall not require the approval of Parent. If necessary, after the Proxy Statement shall have been so mailed, the Company shall promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Subject to Section 7.05(b), the Company shall include in the definitive Proxy Statement the unanimous recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                  (b) The information supplied by Parent and the Company for inclusion in the Proxy Statement shall not at the time (i) the Proxy Statement is filed with the SEC, (ii) the Proxy Statement is first mailed to the stockholders of the Company or (iii) of the Stockholder Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company and the Stockholder Meeting shall be deemed to have been supplied by the Company. All documents filed with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

                  (c) Notwithstanding the foregoing, if Parent or Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties hereto shall, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, take, or cause to be taken, all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Company Common Stock pursuant to the Offer without the Stockholder Meeting, in accordance with Section 253 of the DGCL. Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Merger Sub, Parent or any Subsidiary of Parent or with respect to which Parent then has the right to vote, if any, to be voted in favor of the approval and adoption of this Agreement and the approval of the Merger.

         SECTION 7.02 Stockholder Meeting. If required by applicable Law, the Company, acting through the Board, shall, in accordance with applicable Law, duly call, convene and hold a special meeting of the holders of the Company Common Stock (the "Stockholder Meeting"), as soon as reasonably practicable after the acceptance for payment of shares of Company Common Stock pursuant to the Offer, for the purpose of voting upon this Agreement and the Merger, and the Company shall submit this Agreement at such meeting. Subject to
Section 7.05(b), the Company shall use all reasonable efforts to solicit from the stockholders of the Company proxies in favor of the Merger and take all actions reasonably necessary or, in the reasonable opinion of Parent, advisable to secure the approval of the stockholders of the Company required under applicable Law and the Company's certificate of incorporation and bylaws to effect the Merger.

         SECTION 7.03               Appropriate Action; Consents; Filings.

                  (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use commercially reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Offer and the Merger, (iii) effect all registrations, filings, and transfers of Environmental Permits necessary for the operation of the

Company's business as presently conducted in all material respects and required under Environmental Laws and (iv) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Offer and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities Laws and (B) any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings and, if requested, to accept all reasonable additions, deletions or changes suggested by the other party in connection therewith. The Company and Parent shall furnish to each other all information required for any application or other filing to be made by the other party pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) (i) Each of Parent and the Company shall give (or shall cause its respective Subsidiaries to give) any notices to third parties, and use, and cause its respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

                           (ii)     In the event that Parent or the Company
shall fail to obtain any third party consent described in subsection (b)(i) above, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Offer or the Merger or (ii) seeking to restrain or prohibit the consummation of the Offer or the Merger or otherwise limit the right of Parent or, to the knowledge of such party, Parent's Subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect prior to or after the Effective Time.

                  (d) Each party shall file the appropriate "Notification and Report Form" pursuant to the HSR Act with respect to the transactions contemplated hereby by January 16, 2004 and shall supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act including prompt compliance with a "Second Request" from the Federal Trade Commission or Department of Justice, or as the relevant agency may otherwise agree. Each party shall use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act. In addition, each party promptly shall make any other filing that may be required under any antitrust Law or by any antitrust authority. The parties shall take any and all reasonable steps necessary to avoid or eliminate as soon as practicable, each and every impediment under any antitrust Law that may be asserted by any antitrust authority so as to enable the parties to close expeditiously the transactions contemplated hereby. Each party shall bear its respective filing fees associated with the HSR filings and any other similar filings required in any other jurisdictions. Parent and the Company shall instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any such issues (including, keeping each other appropriately informed of all communications from and to personnel of the reviewing antitrust authority, and conferring with each other regarding appropriate contacts with and response to personnel of said antitrust authority) and, consequently, expiration of the applicable HSR Act waiting period at the earliest practicable date.

                  (e) Nothing in this Section 7.03 shall require any of Parent and its Subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Parent, the Company or their respective Subsidiaries, whether as a condition to obtaining any approval from a Governmental Authority or any other person or for any other reason.

         SECTION 7.04               Access to Information; Confidentiality;
Return/Destruction of Company Confidential Information.

                  (a) From the date hereof until the Effective Time, to the extent permitted by applicable Law, the Company shall, and shall cause its Subsidiaries and the officers, directors, employees, auditors and agents of the Company and its Subsidiaries to, afford the officers, employees and agents of Parent and Merger Sub complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary of the Company, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through their officers, employees or agents, may reasonably request. Any investigation pursuant to this Section 7.04 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company or its Subsidiaries.

                  (b) Parent, Merger Sub and the Company shall continue to be bound by the Confidentiality Agreement, dated as of June 25, 2002, as amended on September 5, 2003, September 6, 2003 and December 2, 2003 (the "Confidentiality Agreement"); provided, however, that notwithstanding the foregoing or anything else in this Agreement to the contrary, each party hereto (and each employee, representative, or other agent of any party) may disclose to any and all persons, without limitation of any kind, the Federal income tax treatment and Federal income tax structure of any and all transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any employee, representative, or other agent of any party) relating to such tax treatment or tax structure; provided, further, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities Laws. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose.

                  (c) In the event of the termination of this Agreement in accordance with Section 9.01, Parent and Merger Sub shall, and shall use their reasonable best efforts to cause their respective affiliates and their respective officers, directors, employees and agents to,

(i) return promptly every document furnished to them by the Company or any Subsidiary of the Company, or any officer, director, employee, auditor or agent of the Company or any Subsidiary of the Company in connection with the Merger and containing Confidential Information (as defined in the Confidentiality Agreement) and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished promptly to return such documents and all copies thereof, other than such documents as may have been filed with the SEC or otherwise be publicly available and (ii) destroy promptly all documents created by them from any Confidential Information and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished to destroy promptly such documents and any copies thereof, and provide certifications to the Company as to such destruction as may be reasonably requested by the Company.

                  (d) The Company shall, within five business days of the date hereof, exercise (to the extent practicable) all of the rights it has under all Applicable Confidentiality Agreements to demand the return or destruction of any confidential information regarding the Company that was provided pursuant to such agreements within the past six months. For purpose hereof "Applicable Confidentiality Agreements" shall mean all confidentiality agreements, nondisclosure agreements or similar agreements that were entered into in connection with a third party's evaluation of a potential transaction or transactions with the Company (i) involving the marketing, developing or licensing of any Product or (ii) similar to the transactions contemplated by this Agreement that has not been consummated as of the date hereof.

         SECTION 7.05               No Solicitation of Transactions.

                  (a) Neither the Company nor any Subsidiary of the Company shall, directly or indirectly, through any officer, director, employee, investment banker, financial advisor, attorney, accountant, agent or otherwise,
(i) solicit, initiate, facilitate or encourage the submission or making of any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, or facilitate, any Acquisition Proposal, except that the Company may take any action referred to in this clause (ii) (A) if the Board determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that the failure to take such action could reasonably be expected to violate its fiduciary duties under applicable Law, (B) if the Board determines in good faith, after receiving the advice of its financial advisor that the Acquisition Proposal could reasonably be expected to result in a Superior Proposal and (C) the Company enters into an agreement preserving the confidentiality of all information provided on terms no less favorable to the Company than those contained in the Confidentiality Agreement. For purposes of this Agreement, a "Superior Proposal" means any Acquisition Proposal made by a third person for at least a majority of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company which is not conditioned on any financing and is not solicited, initiated or encouraged in violation of this Section 7.05, that the Board in good faith concludes by a majority vote (after consulting with its independent legal counsel and Lehman Brothers Inc. (or another nationally recognized investment banking firm)), taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation) and the third person making such Acquisition Proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is capable of being completed.

                  (b) Except as set forth in this Section 7.05(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, the approval or recommendation by the Board or any committee thereof in favor of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend any Acquisition Proposal of any person or group other than Parent and Merger Sub or (iii) enter into any agreement with respect to any Acquisition Proposal of any person or group other than Parent and Merger Sub (other than a confidentiality agreement entered into in compliance with the terms of Section 7.05(a)). Notwithstanding the foregoing, prior to the time of acceptance for payment of shares of Company Common Stock in the Offer, the Board may, in response to a Superior Proposal, withdraw or modify its approval or recommendation in favor of the Offer, this Agreement or the Merger, if the Board determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that the failure to take such action would violate its fiduciary duties under applicable Law. Any such withdrawal, modification or change of the recommendation of the Board shall not change the approval of the Board for purposes of causing any state takeover statute or other state law to be inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement.

                  (c) The Company shall, and shall direct or cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal as of the date hereof; provided, however, that the obligations set forth in this Section 7.05(c) shall not prohibit the Company from considering any new Acquisition Proposal in accordance with Section 7.05(a) that may be made by any such person after the date hereof.

                  (d) The Company shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party the material terms and conditions of such Acquisition Proposal, as well as any material modification to the terms or conditions of such Acquisition Proposal). The Company shall provide the notice pursuant to this Section 7.05(d) prior to providing any person or group with non-public information regarding the Company. The Company shall promptly provide to Parent any non-public information regarding the Company provided to any other person or group which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other person or group

                  (e) The Company shall not terminate this Agreement and enter into an agreement with respect to a Superior Proposal unless (i) the Company has at all times after the date of this Agreement complied with the provisions of this Section 7.05, (ii) the Company has provided Parent written notice that it intends to terminate this Agreement, which notice shall (A) specify the material terms and conditions of such Superior Proposal (B) identify the person or group making the Superior Proposal and (C) advise Parent that the Company intends to approve or recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal, (iii) within five business days following the delivery of such written notice, Parent has not proposed adjustments in the terms and conditions of this Agreement that the Board determines, in its good faith judgment (after receiving the advice of its financial advisor and after considering such proposed adjustments and negotiations relating thereto), that this Agreement, as so proposed to be adjusted, is not as favorable from a financial point of view to the Company's stockholders as such Superior Proposal and (iv) the Company complies with the provisions of Sections 9.01(d)(ii) and 9.03(a) hereof.

                  (f) The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party unless the Board determines in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that the failure to take such action could reasonably be expected to violate its fiduciary duties.

         SECTION 7.06 Directors' and Officers' Indemnification and Insurance.

                  (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII and Section 6.07 of the certificate of incorporation and bylaws of the Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required bylaw.

                  (b) Parent and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the Offer or the Merger or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's certificate of incorporation or bylaws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. Any Indemnified Party wishing to claim indemnification under this Section 7.06(b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof with legal counsel of Parent's choosing and Parent shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, provided, however, that the Indemnified Party may employ counsel of its own choosing if it has reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Party and the Parent and the Surviving Corporation in the conduct of the defense of an action, (ii) the Indemnified Party will cooperate in the defense of any such matter, and (iii) Parent shall not be liable for any settlement effected without its prior written consent (which will not be unreasonably withheld or delayed); and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (c) Parent shall cause the Surviving Corporation to maintain in effect for six years from the Effective Time, the directors' and officers' liability insurance policies maintained by the Company as of the date hereof (provided that the Surviving Corporation may substitute therefor a policy or policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.06(c) more than an amount per year equal to 150% of the annual premium paid by the Company for such insurance as of the date hereof.

                  (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.06.

                  (e)      The rights of each Indemnified Party under this
Section 7.06 shall be enforceable by, and are intended to benefit, each Indemnified Party.

         SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.08 Public Announcements. No public release or announcement concerning the Offer or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably conditioned, withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

         SECTION 7.09               Comparability of Employee Benefits.

                  (a) Following the Effective Time, Parent shall provide or shall cause the Surviving Corporation to provide, to all individuals who are employees of the Company at the Effective Time and whose employment will continue following the Effective Time (the "Assumed Employees") with (i) compensation, employee benefits, and terms and conditions of employment that are substantially comparable, in the aggregate, as Parent provides to similarly-situated employees of Parent, (ii) compensation, employee benefits (other than equity related awards), and terms and conditions of employment that are substantially comparable, in the aggregate, to those of the Company as in effect immediately prior to the Effective Time or (iii) a combination of clauses
(i) and (ii); provided that such compensation, employee benefits (other than equity related awards), and terms and conditions of employment are substantially comparable, in the aggregate, to those in effect for the Assumed Employees immediately prior to the Effective Time. Following the Effective Time, to the extent permitted by Law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third party provider or the like with best efforts of Parent, each Assumed Employee shall receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation, and employee benefit plan purposes with the Company prior to the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Assumed Employee or the funding of any such benefit. Parent and the Surviving Corporation will also use best efforts to cause all (i) pre-existing conditions and proof of insurability provisions for all conditions that all Assumed Employees and their covered dependents have as of the Closing and (ii) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived to the same extent waived or satisfied under the Plans; provided that nothing in this sentence shall limit the ability of Parent or the Surviving Corporation from amending or terminating any employee benefit plan or arrangement or entering into new or different employee benefit plans or arrangements, provided such plans or arrangements treat the Assumed Employees in a substantially similar manner as employees of Parent are treated.

                  (b) Parent and the Surviving Corporation will give each Assumed Employee credit, for purposes of Parent's and the Surviving Corporation's vacation and/or other paid leave benefit programs, for such employees accrued and unpaid vacation and/or paid leave balance as of the Effective Time.

         SECTION 7.10 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Merger. The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL.

                  (b) No Injunctions or Restraints. No Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing or prohibiting consummation of the Merger; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered, provided, further, that in no event shall Parent or any of its Subsidiaries be required to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Parent, the Company or their respective Subsidiaries, whether as a condition to obtaining any approval from a Governmental Authority or any other person or for any other reason.

                  (c) Offer. Merger Sub shall have accepted for purchase shares of Company Common Stock pursuant to the Offer.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated and the Offer and Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the
Company:

                  (a) by mutual written agreement of the parties, duly authorized by the board of directors of each of Parent and the Company;

                  (b) by any of Parent or the Company if (i) the Offer has not been consummated on or before September 19, 2004 (or December 19, 2004 if the only closing conditions that have not been satisfied or waived are the conditions contained in Section 8.01(b) and any related conditions); provided that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer to have been consummated on or before such date or (ii) there shall be any Law that makes consummation of the Offer or the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or a Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling, or other action shall have become final and non-appealable;

                  (c) by Parent if (i) the Board withdraws, modifies or changes its recommendation of this Agreement, the Offer or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do any of the foregoing or the Board shall have recommended to the stockholders of the Company any competing transaction or resolved to do so, (ii) the Board or any committee thereof shall have approved or recommended any Superior Proposal, (iii) a tender or exchange offer relating to the Company's securities shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act (within ten (10) business days after such tender or exchange offer is first published, sent or given) a statement disclosing that the Board recommends rejection of such tender or exchange offer or (iv) the Company shall have violated or breached in any material respect any of its obligations under
Section 7.05;

                  (d) by the Company (i) if Merger Sub shall have failed to commence the Offer within ten business days following the date of this Agreement; provided that the failure by Merger Sub to commence the Offer is not due in any way to any action or failure to act on the part of the Company or
(ii) in order to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company shall have complied with its obligations under Section 7.05; provided, further, that any termination of this Agreement by the Company pursuant to clause (ii) of this Section 9.01(d) shall not be effective until the Company has made payment of the Termination Fee required by Section 9.03(a);

                  (e) by Parent if (i) the Offer shall have been extended for an aggregate period of at least 15 business days beyond the Initial Expiration Date, and (ii) on such extended date of expiration, the Minimum Condition shall not have been satisfied;

                  (f) by the Company, if prior to the acceptance for payment of the shares of Company Common Stock under the Offer, (i) Parent shall have materially breached or failed to perform in any material respect its obligations, covenants or agreements under the Agreement (except to the extent such breach, together with all such breaches, does not and would not be likely to have a material adverse effect on Parent's or Merger Sub's ability to consummate the Offer or the Merger), or (ii) the representations and warranties of Parent contained in this Agreement shall not have been true and correct when made or at the consummation of the Offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except for such failures to be true and correct that do not and would not be likely to have a material adverse effect on Parent's or Merger Sub's ability to consummate the Offer or the Merger (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its best efforts and Parent continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 9.01(f) for a period of 30 days from the date on which the Company delivers to Parent written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Parent Breach; or

                  (g) by Parent, if prior to the acceptance for payment of the shares of Company Common Stock under the Offer, the Company shall have breached any representation, warranty, or agreement set forth in this Agreement, which breach is reasonably likely to result in any condition set forth in Annex I not being satisfied on or prior to expiration of the Offer (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 9.01(g) for a period of 30 days from the date on which Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Company Breach.

         SECTION 9.02 Effect of Termination. Except as provided in Section 10.01, in the event of the termination of this Agreement pursuant to
Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors and all rights and obligations of any party hereto shall cease; provided, however, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 7.04(b), 9.02, 9.03, 10.04, 10.05, 10.07, 10.08 and 10.11 shall survive any termination hereof pursuant to Section 9.01.

         SECTION 9.03               Fees and Expenses.

                  (a) The Company shall pay Parent a fee of $40 million (the "Termination Fee"), if this Agreement is terminated:

                           (i)      pursuant to clause (ii) of Section 9.01(d);

                           (ii)     pursuant to Section 9.01(c);

                           (iii)    pursuant to Section 9.01(b)(i), and an
Acquisition Proposal shall have been received or announced prior to such termination and within 12 months of such termination any Acquisition Proposal is consummated with the party (or any of its affiliates) that made the pre-termination Acquisition Proposal;

                           (iv)     pursuant to Section 9.01(e) or (g) and an
Acquisition Proposal shall have been received or announced prior to such termination and within 12 months of such termination an Acquisition Proposal with any party other than Parent or Merger Sub is announced or consummated.

                  (b) Any payment required to be made pursuant to Section 9.03(a) shall be made as promptly as practicable but not later than five business days after it shall become due and shall be made by wire transfer of immediately available funds to an account designated by Parent.

                  (c) Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement, the Offer and the Merger shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.

         SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that after the adoption of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration to be received by the stockholders of the Company pursuant to the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or earlier termination.

         SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

         if to Parent or Merger Sub:

                  Pfizer Inc.
                  235 East 42nd Street
                  New York, New York 10017
                  Fax: (212) 808-8924
                  Attention: Jeffrey Kindler, Esq.

         with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY 10038
                  Facsimile No: (212) 504-6666
                  Attention: Dennis J. Block, Esq.

         if to the Company:
                  Esperion Therapeutics, Inc.
                  3621 South State Street
                  695 KMS Place
                  Ann Arbor, Michigan 48108
                  Facsimile No: (734) 622-8333
                  Attention: Roger S. Newton

         with a copy to:
                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, Pennsylvania 19103
                  Facsimile No: (215) 963-5001
                  Attention: Peter S. Sartorius, Esq.

         SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Offer or the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Offer and the Merger be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.04 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule) and the License Agreement Amendment constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         SECTION 10.06 Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 10.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any court within the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and shall not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

         SECTION 10.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OFFER OR THE MERGER. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement, the Offer and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

         SECTION 10.09 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         SECTION 10.10 Negotiated Agreement. The parties hereto hereby acknowledge that the terms and language of this Agreement were the result of negotiations among the parties hereto and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

         SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party's execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                           (Signature Page to Follow)

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                           PFIZER INC.

                           By: /s/ David Shedlarz
                               ---------------------------------------------
                               Name: David Shedlarz
                               Title: Executive Vice President and Chief
                                      Financial Officer

                           ENZO ACQUISITION CORP.

                           By: /s/ Jeffrey Meckler
                               ---------------------------------------------
                               Name: Jeffrey Meckler
                               Title: Vice President and Treasurer

                           ESPERION THERAPEUTICS, INC.

                           By: /s/ Roger S. Newton
                               ---------------------------------------------
                               Name: Roger S. Newton
                               Title: President and Chief Executive Officer

                                     ANNEX I

                             CONDITIONS OF THE OFFER

                  Notwithstanding any other provision of the Offer, but subject to compliance with the terms of the Agreement and any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act relating to Merger Sub's obligation to accept or return tendered shares after the termination of the Offer, Merger Sub shall not be required to accept for payment or pay for, and may delay the acceptance for payment of the payment for, any shares of Company Common Stock if immediately prior to the expiration of the Offer (i) the Minimum Condition shall not have been satisfied, (ii) the applicable waiting period under the HSR Act shall not have expired or been terminated or (iii) any of the following events or circumstances occurs or exists and is continuing:

                  (a) a provision of any Law or a judgment, injunction, order or decree shall prohibit, restrain, restrict, enjoin or make illegal the purchase of the shares of Company Common Stock pursuant to the Offer or the consummation of the Merger or the transactions contemplated by the Agreement or shall otherwise limit the ownership of operation by Parent of the businesses or assets of Parent or the Company;

                  (b) there shall be pending any action (i) by any Governmental Authority seeking to prohibit or limit the ownership or operation by Parent, the Company or any of their respective Subsidiaries of, or to compel Parent, the Company or any of their respective Subsidiaries to dispose of or hold separate, any portion of the business or assets of Parent, the Company or any of their respective Subsidiaries, as a result of the purchase of shares of Company Common Stock pursuant to the Offer or the Merger or any of the other transactions contemplated by this Agreement, (ii) by any Governmental Authority seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the Surviving Corporation capital stock, including the right to vote the Surviving Corporation capital stock on all matters properly presented to the stockholders of the Surviving Corporation, or (iii) by any Governmental Authority seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Parent or any of its Subsidiaries;

                  (c) (i) the Company shall have materially breached or failed to perform in any material respect its covenants or agreements under the Agreement, (ii) the representations and warranties of the Company contained in the Agreement that are qualified by reference to materiality or a Material Adverse Effect shall not have been true and correct in all respects when made and as of the date of any scheduled expiration of the Offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (iii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made and as of the date of any scheduled expiration of the Offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (iii) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect;

                  (d)      there shall have been any Material Adverse Effect; or

                  (e) (i) the Board, or any committee thereof, shall have withdrawn or modified, in a manner materially adverse to Parent or Merger Sub including by amending the Schedule 14D-9, the approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any Superior Proposal or any other acquisition of Company Common Stock other than the Offer and the Merger or (ii) the Board, or any committee thereof, shall have resolved to do any of the foregoing; or

                  (f) Parent and Merger Sub shall have failed to receive a certificate executed by the Company's Chief Executive Officer or President on behalf of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (c), (d), and (e) of this Annex I have not occurred; or

                  (g) Parent and Merger Sub shall have failed to receive a certificate in a form reasonably satisfactory to Parent, executed by the Company's Chief Executive Officer and Chief Financial Officer, dated as of the scheduled expiration of the Offer, regarding the effectiveness of the Company's disclosure controls and procedures; or

                  (h) a Stock Acquisition Date or Distribution Date (as such terms are defined in the Company Rights Agreement) shall have occurred pursuant to the Rights Agreement or the Rights shall have otherwise become exercisable; or

                  (i) there shall have occurred and be continuing any suspension of payments in respect of banks in the United States (whether or not mandatory); or

                  (j) the Agreement shall have been terminated in accordance with its terms.

                  The foregoing conditions are for the sole benefit of Merger Sub and Parent (except as provided in the Agreement with respect to the Minimum Condition, which is also for the benefit of the Company), may be asserted by Merger Sub or Parent regardless of the circumstances (including as to clauses
(ii) and (iii) (a) and (b) of the preceding paragraph any action or omission by Parent or any of its affiliates but without releasing Parent or any of its affiliates from any liability they may have for such action or omission) giving rise to any such condition and may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                       I-2